UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2014

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Dominion Midstream Partners, LP
(Exact name of registrant as specified in its charter)

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Delaware	001-36684	46-5135781
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Tredegar Street Richmond, Virginia 23219 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 819-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 16, 2014, Dominion Resources, Inc. (Dominion) announced that it has agreed to purchase Carolina Gas Transmission (CGT) from SCANA Corporation for approximately $492.9 million.  CGT owns and operates nearly 1,500 miles of FERC-regulated interstate natural gas pipeline in South Carolina and southeastern Georgia. Dominion plans to close on the acquisition in January 2015.

Subject to board approvals by Dominion and Dominion Midstream Partners, LP (Dominion Midstream), Dominion expects to contribute CGT into Dominion Midstream for a combination of debt and units by mid-year 2015.  Dominion, through certain of its subsidiaries, currently owns an approximate 68.5 percent limited partner interest in Dominion Midstream, in addition to its general partner, and all associated incentive distribution rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION MIDSTREAM PARTNERS, LP

By: Dominion Midstream GP, LLC,
Its general partner

Date:  December 17, 2014

By: /s/ Mark O. Webb
Name: Mark O. Webb
Title: Vice President and General Counsel